Exhibit 10.1

SECOND AMENDMENT TO

MANAGEMENT AGREEMENT

This Second Amendment to Management Agreement (this “Second Amendment”) is adopted, executed and agreed to effective as of August 6, 2015, by and among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), Bluerock Residential Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), and BRG Manager, LLC, a Delaware limited liability company (the “Manager”). Undefined terms used herein shall have the meaning ascribed to them in the Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Company, the Operating Partnership and the Manager are parties to that certain Management Agreement dated April 2, 2014 (the “Management Agreement”), as amended, a copy of which is attached hereto as Exhibit A, pursuant to which the Manager is entitled to certain fees in exchange for providing to the Company and the Operating Partnership potential investment opportunities and a continuing and suitable investment program consistent with the investment objectives and policies of the Company.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 6(c) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph immediately below:

“(c)  The Base Management Fee shall be payable in arrears, in quarterly installments commencing with the quarter in which this Agreement is executed. If applicable, the initial and final installments of the Base Management Fee shall be pro-rated based on the number of days during the initial and final quarters, respectively, that this Agreement is in effect. The Base Management Fee shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to the Company. The Company will be obligated to pay each quarterly installment of the Base Management Fee calculated for that quarter shall be due and payable within five (5) Business Days after delivery to the Company of the written statement of the Manager setting forth the computation of the Base Management Fee for such quarter. Each quarterly installment of the Base Management Fee shall be payable in cash or, at the election of the Board, in LTIP Units. The number of LTIP Units payable as the Base Management Fee to be issued to the Manager will be calculated in accordance with Section 6(f) in the same manner as calculated for the Incentive Fee.”

2. All other provisions of the Management Agreement, as hereby amended, except as superseded by or inconsistent with this Amendment, shall continue to be in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.,
a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Chief Operating Officer, Secretary and General Counsel

BLUEROCK RESIDENTIAL HOLDINGS, LP,
a Delaware limited partnership

By:	Bluerock Residential Growth REIT, Inc.,
its General Partner

	By:	/s/ Michael L. Konig
	Name:	Michael L. Konig
	Title:	Chief Operating Officer, Secretary and General Counsel

BRG MANAGER, LLC,
a Delaware limited liability company

By:	Bluerock Real Estate, L.L.C.
its Manager

	By:	/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Title:	President

EXHIBIT A

Management Agreement

[SEE ATTACHED]